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Exhibit 10.38*                                                          Page 1
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                   COMMERCIAL MIXED WASTE PROCESSING AGREEMENT
                   -------------------------------------------


      THIS AGREEMENT is made and entered into as of the 12th day of December, 1995, by and between M4 Environmental L.P., a Delaware limited partnership with its principal office at 151 Lafayette Drive, Oak Ridge, Tennessee ("M4"), and Molten Metal Technology, Inc., a Delaware corporation with its principal office at 51 Sawyer Road, Waltham, Massachusetts ("MMT").

      WHEREAS, MMT and M4 are parties to a series of agreements including that certain License Agreement dated as of August 9, 1994 (the "License Agreement") pursuant to which MMT licensed to M4 certain rights to MMT's proprietary processing technology known as Catalytic Extraction Processing ("CEP") with respect to certain designated feedstocks; and

      WHEREAS, although Commercial Mixed Wastes (as herein defined) are not included in the market of wastes for CEP processing licensed to M4 by MMT under the License Agreement, M4 and MMT desire to enter into a commercial arrangement with respect to the processing of Commercial Mixed Wastes using CEP ("CMW Processing") at the M4 Technology Center in Oak Ridge, Tennessee (the "M4 Facility").

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, M4 and MMT agree as follows:

ARTICLE I.  DEFINITIONS
- -----------------------

      In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

      "AEA" means the Atomic Energy Act of 1954, 42 U.S.C. [Section]1101 et seq., and the federal regulations implementing such Act.

      "Catalytic Extraction Processing" or "CEP" means the processes, methods and systems (including all intellectual, intangible and tangible property associated therewith and all aspects of accepting Feedstocks, reactions within a CEP plant and handling Recovered Resources) directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing at least one liquefied metallic compound in a molten metal bath.

      "CMW Feedstocks" means Feedstocks comprising Commercial Mixed Wastes.

      "CMW Processing" means the processing of CMW Feedstocks using CEP.

      "Commercial Mixed Wastes" means materials that (i) contain both Radioactive materials and Hazardous and/or Toxic materials, (ii) are at the relevant time regulated





*Confidential Treatment has been requested for certain portions of this
Exhibit 10.38.

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                                                                       Page 2
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as a mixed waste by the U.S. Nuclear Regulatory Commission ("NRC") or an NRC
Agreement State under Section 274 of the AEA; (iii) are at the relevant time regulated as a mixed waste by the EPA or an EPA authorized Government Authority under RCRA or TSCA; and (iv) are generated in the United States by commercial nuclear power plants, medical facilities, industrial facilities, universities, Government Authorities or any other generator. However, Commercial Mixed Wastes do not include (i) materials owned by, generated by, stored by or under the jurisdiction or control of the Department of Defense, the Department of Energy or the United States Enrichment Corporation or any successor Person, (ii) ion exchange resins that have become spent due to usage in nuclear power plants, and
(iii) other materials that may, by mutual agreement of MMT and M4, be included within the exclusive license from MMT to M4 pursuant to the License Agreement.

      "Conforming Feedstocks" has the meaning set forth in Section 4.1 hereof.

      "Customer" means any customer that contracts with M4 to deliver Commercial Mixed Wastes to M4 for CMW Processing, including but not limited to MMT Customers.

      "Dispute Resolution Agreement" means that certain Dispute Resolution Agreement dated as of August 9, 1994 between MMT, M4 and the other parties named therein.

      "Environmental Laws" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, promulgated or administered by any Government Authority, and all applicable judicial, administrative and regulatory decrees, judgments, and orders relating to the protection human health or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous, Radioactive or Toxic materials, substances or wastes, chemical substances, pollutants or contaminants, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous, Radioactive or Toxic materials, substances or wastes, chemical substances, pollutants or contaminants, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public. Without limiting the generality of the foregoing, the term "Environmental Laws" shall encompass each of the following statutes, and all present and future regulations promulgated thereunder, and all amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. [Section]9601 et seq. ("CERCLA); (b) RCRA; (c) TSCA; (d) AEA; (e) the Occupational Safety and Health Act of 1970, 29 U.S.C. [Section]651 et seq.; and
(f) any applicable state statutes analogous to any of the foregoing.

      "License Fee" has the meaning set forth in Section 3.2 hereof.

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                                                                       Page 3
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      "M4 Confidential Information" means any confidential or proprietary information of M4.

      "MMT Customer" means any customer that has been solicited by MMT on behalf of M4 or has been identified by MMT to M4 and that contracts with M4 to deliver Commercial Mixed Wastes to M4 for CMW Processing.

      "Nonconforming Feedstocks" has the meaning set forth in Section 4.1 hereof.

      "Processing Order" means a purchase order between M4 and a Customer with respect to CMW Processing on behalf of such Customer, in the form of EXHIBIT A attached hereto.

      "Processing Revenues" means all amounts received from a Customer to M4 in respect of CMW Processing.

      "Waste Acceptance Criteria" means the criteria established by MMT and M4 with respect to the characteristics, chemical and radiological composition, physical properties, quantity and regulatory category (e.g. listed, mixed, derivative, etc.) of Commercial Mixed Waste to be processed by M4 with CEP pursuant to this Agreement.

      Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the License Agreement.


ARTICLE II. RIGHTS GRANTED; MARKETING OBLIGATIONS
- -------------------------------------------------

      2.1 SCOPE OF AGREEMENT. Subject to the terms and conditions of this Agreement, MMT grants to M4 the right to use CEP to process Commercial Mixed Wastes at the M4 Facility. Such processing will be performed only in accordance with Processing Orders between M4 and the applicable Customer. The form of Processing Order which the parties anticipate using is attached hereto as Exhibit A. In the event that changes to the form of Processing Order are required in order to conform such form of Processing Order to the prevailing terms and conditions of commercial practice in the processing industry, M4 and MMT shall revise such form of Processing Order accordingly and, if necessary, amend this Agreement to conform the provisions hereof to such revised form of Processing Order. Further, in the event that a particular Customer requires changes to such form of Processing Order (in addition to any changes that may be required by the preceding sentence) and M4 and MMT agree that it is desirable to process CMW Feedstocks for such Customer, M4 and MMT shall revise such Processing Order accordingly and, if necessary, amend this Agreement to conform the provisions hereof to such revised Processing Order.

      2.2 GRANT. Upon the conditions set forth herein, MMT designates M4 as its representative to process Commercial Mixed Wastes using CEP. Subject to the terms

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                                                                       Page 4
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and conditions of this Agreement, MMT hereby grants to M4         *
         to use the MMT Licensed Property solely to perform M4's obligations under this Agreement. M4 expressly acknowledges that the provisions of Sections
3.1 and 3.2 of the License Agreement are inapplicable to the license grant set forth in this Section 2.2.

      2.3 OBLIGATIONS OF M4. M4 will use its best efforts to enter into Processing Orders with Customers and process in accordance with the applicable Processing Schedule (as defined in Section 4.5 hereof) all Commercial Mixed Waste delivered to M4 by any such Customers or their respective agents.



                                      *

















      2.4 OBLIGATIONS OF MMT. MMT will use its best efforts to vigorously promote, market and solicit orders for CMW Processing and, subject to Section 2.3, agrees to treat M4 as its priority vendor with respect to the processing of Commercial Mixed Wastes. MMT shall be primarily responsible for negotiating Processing Orders with Customers and preparing and finalizing processing proposals, pricing arrangements, Processing Orders and related documentation.

      2.5 COOPERATION BY M4 AND MMT. M4 and MMT shall cooperate and provide reasonable assistance to the other in connection with the marketing of CMW Processing to potential Customers.
                                      *

MMT, its sales force and senior management and potential MMT Customers will have reasonable access to the M4 Facility during regular business hours to observe the operation of such facility. Unless authorized in advance by MMT, M4 shall not meet








*Confidential Treatment has been requested for this portion of Exhibit 10.38.

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                                                                       Page 5
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with Customers or potential Customers without a representative of MMT being present at such meeting.


ARTICLE III.  INVOICING; PAYMENTS TO MMT; REPORTS
- -------------------------------------------------

      3.1 INVOICING. M4 shall be responsible for preparing and delivering invoices to Customers in respect of charges for CMW Processing by M4. All fees with respect to CMW Processing by M4 shall be paid by the Customer directly to M4.



                                      *

























      3.3 REPORTS. In connection with any payment of License Fees or Sales Commissions to MMT, M4 will provide a statement setting forth the names of the Customers for which such payment is being made, the amount of Processing Revenues received from such Customers in respect of CMW Processing by M4, and the calculation of the applicable License Fees and Sales Commissions. At the reasonable request of MMT, M4 shall provide to MMT copies of all relevant documentation evidencing such License Fees and Sales Commissions.








*Confidential Treatment has been requested for this portion of Exhibit 10.38.

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                                                                       Page 6
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      3.4 PAYMENTS AFTER TERMINATION. Notwithstanding any termination of this
Agreement, M4 will pay to MMT all License Fees and Sales Commissions received from Customers in respect of Processing Orders accepted by M4 prior to any such termination.

      3.5 PAYMENTS IN RESPECT OF RECOVERED RESOURCES. Unless otherwise agreed to in writing by M4 and MMT pursuant to Section 4.10 hereof, revenues received by M4 or MMT from the sale of Recovered Resources shall be

                                      *



      3.6 CHANGES TO REGULATORY REQUIREMENTS. In the event that after the date of this Agreement there are material changes in the regulatory requirements governing M4's or MMT's obligations under this Agreement which result in material changes to M4's or MMT's costs under this Agreement, M4 and MMT will meet to discuss and make an equitable adjustment for the effects of such changes on this Agreement.


ARTICLE IV. CMW PROCESSING
- --------------------------

      4.1 WASTE ACCEPTANCE CRITERIA. From time to time after the date of this Agreement, M4 and MMT shall work together to establish mutually acceptable Waste Acceptance Criteria for the types of CMW Feedstocks to be processed by M4 pursuant to this Agreement, it being understood that such Waste Acceptance Criteria shall be in conformance with all applicable Environmental Laws and all applicable permits and licenses held by M4. The parties acknowledge that M4 currently has in place Waste Acceptance Criteria as set forth on EXHIBIT B attached hereto. As contemplated by Section 4.5 hereof, M4 and MMT shall meet regularly to discuss and agree upon any necessary changes to the Waste Acceptance Criteria. In connection with the Waste Acceptance Criteria for any particular Feedstock, M4 and MMT will prepare and sign a specification sheet in a form to be mutually agreed upon from time to time (a "Specification Sheet") setting forth the agreed upon Waste Acceptance Criteria for any particular CMW Feedstock. Among other things, the Specification Sheets will specify the characteristics, chemical and radiological composition, physical properties, physical form and regulatory category of particular CMW Feedstocks. A Specification Sheet for any particular CMW Feedstock may be amended from time to time by mutual agreement of M4 and MMT. Any CMW Feedstock that conforms to the applicable Specification Sheet is referred to in this Agreement as a "Conforming Feedstock." Any CMW Feedstock that does not conform to the applicable Specification Sheet is referred to in this Agreement as a "Nonconforming Feedstock."

      4.2 PROCESSING ORDERS. Subject to Section 2.4 hereof, M4 will be responsible for entering into Processing Orders with Customers to deliver Commercial Mixed Wastes to the M4 Facility for CMW Processing.





*Confidential Treatment has been requested for this portion of Exhibit 10.38.

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                                                                        Page 7
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      4.3   Staging and Processing of Feedstocks.
            -------------------------------------

            (a) Unless otherwise agreed to by the parties in writing, as between MMT and M4, M4 will be responsible for all activities relating to inspecting, receiving, processing and disposing CMW Feedstocks, including without limitation: (i) the inspection of CMW Feedstocks to ensure that such feedstocks are Conforming Feedstocks; (ii) the staging of CMW Feedstocks prior to processing in conformance with all Environmental Laws; (iii) the processing of Conforming Feedstocks in accordance with the applicable Specification Sheet and in conformance with all Environmental Laws; and (iv) the disposal of any wastes or other materials remaining after CMW Processing in conformance with all Environmental Laws. In addition to M4's obligation to ensure that all CMW Feedstocks are Conforming Feedstocks, M4 shall record and retain, and upon request of MMT deliver to MMT, copies of all manifest information with respect to any CMW Feedstock, the source and customer for such CMW Feedstock, and such other information as MMT may reasonably request with respect to such CMW Feedstock. MMT shall provide to M4 all manifest information with respect to any CMW Feedstock provided to MMT by an MMT Customer. Each of M4 and MMT hereby represents and warrants that all information provided by it to the other pursuant to this Section 4.3 will be true and correct in all respects and in compliance with all applicable governmental laws, rules, regulations, ordinances and orders. M4 also represents and warrants that it has or will have all necessary licenses, permits, and approvals from the appropriate regulatory agencies for receiving, staging and processing CMW Feedstocks under this Agreement. To the extent that M4 does not currently possess all licenses, permits and approvals which are or may be necessary with respect to M4's obligations under this Agreement, M4 shall use its best efforts to promptly apply for and obtain such licenses, permits and approvals. M4 also will be responsible for all packages and containers it supplies, and represents and warrants that such containers and packages, and the labels and other markings thereon, do and will comply with all rules, regulations, laws and/or ordinances which apply to the safety, packaging, storage, or transportation of such containers.

            (b) M4 shall have the right to have all CMW Feedstocks inspected prior to shipment to M4 and/or prior to acceptance by M4 to ensure that such CMW Feedstocks conform to the applicable Waste Acceptance Criteria and all applicable laws, rules, regulations, permits or licenses. If prior to shipment to M4 or acceptance by M4, any CMW Feedstocks are found by M4 to vary in characteristics, composition, physical properties, quantity or regulatory category from the Waste Acceptance Criteria or the applicable shipment manifest or to otherwise constitute Nonconforming Feedstocks, M4 shall give MMT prompt written notice of such variance. Both M4 and MMT shall have the right, prior to shipment or acceptance, as the case may be, to reject any and all CMW Feedstocks subject to such variance or which otherwise, in the judgment of M4 or MMT, may result in a violation of any applicable laws, rules, regulations, permits or licenses, including but not limited to any permits or licenses held by M4. Notwithstanding the foregoing, in the event that M4 accepts any Nonconforming Feedstocks, such Nonconforming Feedstocks will be promptly staged, processed,

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                                                                       Page 8
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stored and/or prepared for lawful transportation by M4, subject to any and all constraints placed on such action through license or permit conditions, or any law, regulation, ordinance, or government order, and, subject to Article V hereof, will be promptly returned to the applicable Customer unless M4 and such Customer agree to, or the appropriate regulatory authorities direct, an alternative lawful disposition of such Nonconforming Feedstocks. In addition to all other rights and remedies, M4 may, in its discretion but consistent with industry practice, charge a handling fee to Customers in respect of handling, loading, preparing, transporting, storing or disposing of such Nonconforming Feedstocks pursuant to this Section 4.3(b). Costs incurred by M4 pursuant to the preceding sentence shall not be included in the determination of Processing Revenues.

      4.4   Disposal of Residual Waste.
            --------------------------

            (a) If the applicable Processing Order does not include disposal of any materials (other than Recovered Resources) remaining after CMW Processing ("Residual Waste") from the M4 Facility, M4 will return such Residual Waste to the Customer from the M4 Facility. Any such return of Residual Waste shall be in compliance with all applicable laws, rules and regulations and all permits and licenses held by M4. If a Customer has informed M4 that such customer cannot accept the return of such Residual Waste, M4 will store or dispose of such Residual Waste in accordance with Article V hereof.

            (b) If disposal of Residual Waste from CMW Feedstocks is included in the services to be provided under a Processing Order, then after processing such CMW Feedstocks, M4 will dispose of any such Residual Waste at a site designated by the applicable Customer and approved by the proper governmental authorities. If the site(s) so designated rejects such Residual Waste, for reasons not solely attributable to M4, then M4 will promptly notify MMT and such Customer of such fact, specifying the particulars of such rejection and presenting to MMT and the Customer alternative disposal plans together with an estimate of any cost adjustments. If the Customer accepts M4's alternative plan, the Customer shall pay for any and all burdened costs, direct and indirect, including but not limited to handling, loading, preparation, transportation, storage and disposal costs, associated with taking the appropriate corrective action. If no alternative site(s) is available to accept the Customer's Residual Waste, then M4 shall promptly notify MMT and the Customer of such fact, and, subject to
Article V hereof, said Residual Waste shall be returned to the Customer at such customer's expense, and control and risk of loss with respect to such Residual Waste shall revert to the Customer upon shipment from the M4 Facility.

            (c) In the event that any CMW Feedstocks which have been processed under this Agreement are not acceptable to any Governmental Authority having jurisdiction over such waste or the operator of the disposal site utilized by the applicable Customer, due solely to the failure of M4 to properly process and/or package such CMW Feedstocks in accordance with this Agreement, then all reasonable and necessary expenses and costs related to rerouting, reloading and repackaging such

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                                                                       Page 9
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CMW Feedstocks will be borne by M4.

      4.5 PROCESSING SCHEDULE. In order to ensure that the M4 Facility is operated efficiently and with a minimum of downtime, M4 and MMT will confer monthly to prepare an integrated processing schedule for the M4 Facility which will show the anticipated types and amounts of Conforming Feedstocks to be processed during the month following such monthly conference (the "Processing Schedule"). To the extent practicable, M4 and MMT also will produce a tentative processing schedule showing the anticipated types and amounts of Conforming Feedstocks to be processed during the month subsequent to such monthly period. M4 and MMT agree that the Processing Schedule will take into account anticipated scheduled downtime required each year for maintenance and repairs of the M4 Facility and the processing at the M4 Facility of Feedstocks other than CMW Feedstocks. At such monthly meetings, M4 and MMT also will review the existing Waste Acceptance Criteria and make such changes or additions as may be required from time to time.

      4.6 DELIVERY OF FEEDSTOCKS. M4 will use its best efforts to enter into Processing Orders with Customers such that M4 will have sufficient Conforming Feedstocks to comply with the Processing Schedule then in effect. M4 shall notify MMT in the event of any impending shortage of Conforming Feedstocks. M4 also shall notify MMT if for any reason M4 will not be able to process Conforming Feedstocks in compliance with the applicable Processing Schedule or will not be able to process Conforming Feedstocks for one or more MMT Customers, in which case MMT shall have the right to process such Conforming Feedstocks at another facility pursuant to Section 4.9.

      4.7 MEASURING AMOUNT OF FEEDSTOCKS PROCESSED. MMT and M4 agree to develop mutually acceptable methods for measuring and keeping track of the number of pounds of Conforming Feedstocks accepted and processed by M4.

      4.8 PROVISION OF PROCESSING INFORMATION. M4 shall make available to MMT upon request copies of all information and data generated by M4 with respect to CMW Processing of CMW Feedstocks pursuant to this Agreement.

      4.9 CMW PROCESSING AT OTHER FACILITIES. During periods that the M4 Facility is not operating (whether due to scheduled maintenance and repairs, a Force Majeure Event (as defined in Section 8.3), or otherwise) ("Downtime") and such Downtime has not been accounted for in the applicable Processing Schedule, MMT may process or arrange to have processed all Commercial Mixed Wastes subject to such Processing Schedule at such other facilities and on such terms as MMT may determine in its sole discretion. In such event, M4 shall not be entitled to receive any portion of the revenues payable to MMT in respect of the processing of such Commercial Mixed Wastes.

      4.10 RECOVERED RESOURCES. Unless otherwise specified in a Processing Order, MMT and M4 shall jointly control all decisions relating to the marketing and disposition

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                                                                       Page 10
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of all Recovered Resources generated from CMW Processing. Unless otherwise agreed by the parties, all rights and obligations with respect to such marketing and disposition, as well as the division of proceeds generated from the sale of Recovered Resources, shall be on the terms set forth in this Agreement, including but not limited to Section 3.5 hereof.


ARTICLE V.  RETURN AND DISPOSAL OF CERTAIN WASTES
- -------------------------------------------------

      5.1 RIGHT TO RETURN WASTE. MMT acknowledges that M4, consistent with the requirements set forth in M4's radiological materials license, retains the right to reject and return any CMW Feedstocks (processed or unprocessed) to the applicable Customer so long as such Customer holds all approvals, permits or licenses as are necessary for such Customer to accept the return of such CMW Feedstocks. Notwithstanding the foregoing, M4 agrees that any such return of CMW Feedstocks that otherwise meets the Waste Acceptance Criteria will occur only in the event that (i) a Government Authority exercises its regulatory authority to require the return of such CMW Feedstocks under any permit or license held by M4 or (ii) a regulatory change or development outside of M4's control would not permit M4 to process such CMW Feedstocks without violating a permit, approval, license, law or regulation. MMT acknowledges and agrees that any CMW Feedstocks which do not conform with the Waste Acceptance Criteria automatically will be rejected by M4 and returned to the applicable Customer, unless otherwise determined by M4 on a case-by-case basis.


ARTICLE VI. CONTROL AND RISK OF LOSS
- ------------------------------------

      6.1 ASSUMPTION OF CONTROL BY M4. M4 will assume control and risk of loss with respect to all CMW Feedstocks and the containers of such CMW Feedstocks upon acceptance of Conforming Feedstocks at the applicable M4 Facility. M4 shall provide, on forms mutually acceptable to M4 and MMT and signed by an authorized representative of M4, all information reasonably required in accordance with industry practice to effect the assumption by M4 of control and risk of loss with respect to CMW Feedstocks in accordance with this Section 6.1.

      6.2 ASSUMPTION OF CONTROL BY CUSTOMER OR DISPOSAL SITE. Upon the return of any CMW Feedstocks (whether processed or unprocessed) or Residual Waste to a Customer for any reason under this Agreement, control and risk of loss with respect to such CMW Feedstocks or Residual Waste shall revert to such Customer upon shipment from the M4 Facility. Upon the ultimate disposal of any Residual Waste, control and risk of loss with respect to such Residual Waste shall be assumed by the disposal site upon acceptance.


                                      *



*Confidential Treatment has been requested for this portion of Exhibit 10.38.

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                                                                       Page 11
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ARTICLE VIII.     TERM AND TERMINATION
- --------------------------------------

      8.1 INITIAL AND RENEWAL TERMS. The initial term of this Agreement shall commence on the date first set forth above and continue for a period of two (2) years thereafter.




                                      *



*Confidential Treatment has been requested for this portion of Exhibit 10.38.

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                                                                       Page 12
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                                      *


      8.2 TERMINATION. This Agreement shall terminate upon the earliest to occur of:

            (a) the mutual written consent of M4 and MMT;

            (b) the election by M4 within ninety (90) days after the occurrence of any Bankruptcy of MMT, or the election by MMT within ninety (90) days after the occurrence of any Bankruptcy of M4;

            (c) the election by either party in the event of any material breach of this Agreement by the other party, provided that the non-breaching party has given notice to the breaching party of such breach and the breaching party has not cured the breach described in such notice within ten (10) days from the date of receipt of such notice; and

            (d) the election by MMT if M4 has not obtained all approvals, permits and licenses necessary to process any CMW Feedstocks proposed to be delivered by an MMT Customer or a potential MMT Customer to M4 within three (3) months from the date that MMT provides written notice to M4 of such proposed delivery.

      8.3 FORCE MAJEURE. Neither party will be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations (except for the payment of money) results, without its fault or negligence, from any cause beyond its reasonable control including but not limited to acts of God, war, fire, explosion, accident, flood, sabotage, lack of adequate fuel, power, raw materials, labor, containers or transportation facilities, compliance with governmental laws, regulations, requests, orders, or action, breakage or failure of machinery or apparatus, national defense requirements, or, in the event of labor trouble, strike, lockout or injunction (provided that neither party will be required to settle a labor dispute against its own best judgment) (any of the foregoing, a "Force Majeure Event"). The party effected by a Force Majeure Event shall provide written notice to the other party as soon as practicable after such Force Majeure Event occurs or is discovered, and shall exert all reasonable efforts to mitigate the effects of such Force Majeure Event.


ARTICLE IX. INSURANCE
- ---------------------

      9.1 REQUIRED INSURANCE. M4 will maintain, at its expense during the term of this Agreement the following insurance:

Coverage                                  Limits
- --------                                  ------





*Confidential Treatment has been requested for this portion of Exhibit 10.38.

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                                                                       Page 13
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


Workman's Compensation                              Statutory

Employer's Liability                          $  500,000 each occurrence

General Liability                             $1,000,000 each occurrence

Automotive Liability                          $1,000,000 each occurrence

Umbrella Liability                            $5,000,000

Environmental Impairment                      $3,000,000



      9.2 NUCLEAR LIABILITY INSURANCE. MMT acknowledges that certain radionuclides are covered by M4's environmental impairment insurance. M4 agrees that in the event that a Customer proposes to enter into a Processing Order in respect of CMW Feedstocks that would not be covered by such insurance, M4 shall use reasonable efforts to obtain insurance that would cover such CMW Feedstocks, provided that such insurance is available to M4 at commercially reasonable premiums and on commercially reasonable terms and conditions. M4 and MMT may agree to restructure the fees payable from a Customer to M4 in the event that such Customer's CMW Feedstocks require such additional insurance.


      9.3 REQUIRED INSURANCE. MMT will maintain, at its expense during the term of this Agreement the following insurance:


Coverage                                      Limits
- --------                                      ------

Workman's Compensation                              Statutory

General Liability                             $1,000,000 each occurrence

Umbrella Liability                            $5,000,000



ARTICLE X.  CONFIDENTIALITY
- ---------------------------

      10.1 CONFIDENTIALITY OBLIGATIONS. The parties' confidentiality obligations shall be governed in all respects by [Section]6 of the License Agreement. For such purposes, it is expressly agreed that all confidential or proprietary information of any type regarding CMW Processing provided to M4 pursuant to this Agreement shall be deemed to be MMT Confidential Information.

      10.2 SURVIVAL OF OBLIGATIONS. The obligations contained in this Article X shall survive any termination of this Agreement.

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                                                                       Page 14
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ARTICLE XI. INTELLECTUAL PROPERTY
- ---------------------------------

      11.1 OWNERSHIP OF INTELLECTUAL PROPERTY. All Intellectual Property (including all Improvements) relating to CEP or CMW Processing or necessary or useful to any application of CEP or CMW Processing conceived, created, made, developed or reduced to practice by or for M4 or MMT personnel will be owned by MMT and title to all such Intellectual Property, including patents, patent applications and copyrights filed or granted, and patents issued with respect thereto will be issued solely in MMT's name.

      11.2 NOTICE AND ASSISTANCE. M4 agrees to give MMT prompt notice of any Intellectual Property or Improvements using the standard invention disclosure form then in use under the License Agreement. M4 agrees to give MMT all reasonable assistance in obtaining patent, copyright or other protection and in preparing and prosecuting any patent application or copyright application filed by MMT for any such Intellectual Property or Improvements, and M4 will cause to be executed all assignments and other instruments and documents as MMT may consider necessary or appropriate to carry out the intent of this Section 11.2, subject to reimbursement by MMT for all of M4's reasonable out-of-pocket expenses incurred in connection with such assistance. MMT shall be solely responsible for all decisions relating to seeking or maintaining patent or copyright or other protection for any Intellectual Property or Improvements, and shall be responsible for all expenses incurred in obtaining and maintaining any such protection.


ARTICLE XII.  MISCELLANEOUS
- ---------------------------

      12.1 RELATIONSHIP OF PARTIES. MMT and M4 have the relationship of independent contractors and neither party shall be authorized to act as agent of the other except as specifically set forth herein.

      12.2 ASSIGNMENT. This Agreement may not be assigned/ conveyed, or transferred without the prior written consent of both parties. Any attempted assignment without such consent will be null and void.

      12.3 NO WAIVER. The failure of either party to insist, in any one or more instances, upon the strict performance of any provision of this Agreement shall not be construed as a waiver or other relinquishment of such party's right to insist upon such strict performance of said provision or any other provision of this Agreement. Any waiver by either party of any provision of this Agreement shall be in writing signed by an authorized representative of the party to be bound and shall not be construed or deemed to be a waiver of a subsequent breach of the same provision or of any other provision unless such a waiver is expressed in writing as aforesaid.

      12.4 NOTICES. Any notice, communication, or statement required or permitted to be given under this Agreement will be in writing and deemed to have been sufficiently given: (1) on the date of delivery when delivered in person,
(2) on the date of confirmed

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                                                                       Page 15
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transmission when sent by facsimile (with original sent by regular U.S. mail, postage prepaid, the same date) or (3) on the date of receipt (as shown on the return receipt) if sent by prepaid commercial overnight mail or registered or certified U.S. mail, postage prepaid, return receipt requested, to the address of the respective party below or such other address as the parties shall designate in writing.


            M4:         M4 Environmental L.P.
                        151 Lafayette Road
                        Oak Ridge, Tennessee 37830

                        Attention:  J. Robert Merriman,
                                     President
                                    Phillip M. Kannan, Esq.
                                     General Counsel


            MMT:        Molten Metal Technology, Inc.
                        51 Sawyer Road
                        Waltham, MA  02154

                        Attention:  William M. Haney, III,
                                     President and Chief Executive Officer
                                    Ethan E. Jacks, Esq.,
                                     Vice President and General Counsel


      12.5 DISPUTE RESOLUTION. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

      12.6 WAIVER OF JURY TRIAL. EACH OF MMT AND M4 HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AMENDMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

      12.7 WAIVER OF CERTAIN DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNDER NO CIRCUMSTANCE WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, FOR INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      12.8 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules. As

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provided in the Dispute Resolution Agreement, the parties hereto have submitted to the exclusive jurisdiction of the state and federal courts located in Delaware.

      12.9 ENTIRE AGREEMENT. This Agreement, including the Annexes hereto, together with the License Agreement and the Related Agreements (as applicable), contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements relating to the subject matter hereof and thereof, and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto, as applicable. M4 and MMT acknowledge and agree that, in entering this Agreement, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement, the License Agreement or the Related Agreements.

      12.10 CONFLICTS. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the provisions of any purchase order or other document or instrument, the terms and conditions of this Agreement shall control. In the event of any conflict between the provisions of this Agreement and the License Agreement or the Related Agreements, the provisions of this Agreement shall control.

      12.11 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

                                    M4 ENVIRONMENTAL L.P.

                                    By:    M4 Environmental Management Inc.
                                           as General Partner



                                    By:    /s/ J. Robert Merriman
                                           -----------------------------------
                                    Name:  J. Robert Merriman
                                           -----------------------------------
                                    Title: General Manager
                                           -----------------------------------



                                    MOLTEN METAL TECHNOLOGY, INC.


                                    By:    /s/ Victor E. Gatto, Jr.
                                           -----------------------------------
                                    Name:  Victor E. Gatto, Jr.
                                           -----------------------------------
                                    Title: Vice President of Government Sector
                                           -----------------------------------